EXHIBIT 3 TO FORM 10-K
                      (By-laws, Articles of Incorporation)




Exhibit  Page
No.      No.        Description
------- -----       ------------
3.1      *          Articles of Incorporation
3.2      *          Articles of Merger of Cimetrix (USA) Incorporated with
                    Cimetrix Incorporated
3.3      *          Amended Bylaws

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*Incorporated  by reference  (See exhibit  listing  above in ITEM 15.  Exhibits,
Financial Schedules, and Reports on Form 8-K.)


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